Exhibit 99

COVENANT TRANSPORTATION GROUP ANNOUNCES UNFAVORABLE COURT DECISION AND EXPECTED IMPACT ON EARNINGS PER SHARE

CHATTANOOGA, TENNESSEE – September 2, 2014 - Covenant Transportation Group, Inc.  (NASDAQ/GS: CVTI) announced today that the U.S. District Court for the Southern District of Ohio issued a pre-trial decision in a lawsuit against Southern Refrigerated Transport, Inc. ("SRT"), a wholly owned subsidiary of Covenant Transportation Group, Inc., relating to a cargo claim incurred in 2008. The court awarded the plaintiff approximately $5.9 million plus prejudgment interest and costs and denied a motion for summary judgment by SRT.  Previously, the court had ruled in favor of SRT on all but one count before overturning its earlier decision and ruling in favor of the plaintiff.

Chairman, President, and Chief Executive Officer, David R. Parker, made the following comments: "We are disappointed with the adverse ruling at this point in the case.  At this stage, we are reviewing our options and expect to appeal the decision.   If an appeal is unsuccessful, the uninsured portion of the award in excess of our current reserve is estimated at approximately $7.0 million to $8.0 million before tax, or a range of approximately $0.29 to $0.33 after tax per diluted share.  We expect to increase the reserve for this claim by an amount in the stated range during the third quarter.  The actual amount of any payment will be subject to various interest rate, time period, legal cost, and other factors, as well as the success of any appeal.

"We are determined not to allow the court's action to detract from CTG's recent strong operating performance.  Second quarter earnings per diluted share of $0.25 marked our second-best performance for any quarter since the fourth quarter of 2004. This July's financial results were ahead of our own expectations, and our business metrics were positive in August.  We will remain focused on our professional drivers and the needs of our customers entering the busy last four months of the year, while aggressively pursuing our options related to this case."

Covenant Transportation Group, Inc. is the holding company for several transportation providers that offer premium transportation services for customers throughout the United States. The consolidated group includes operations from Covenant Transport and Covenant Transport Solutions of Chattanooga, Tennessee; Southern Refrigerated Transport of Texarkana, Arkansas; and Star Transportation of Nashville, Tennessee.  In addition, Transport Enterprise Leasing, of Chattanooga, Tennessee is an integral affiliated company providing revenue equipment sales and leasing services to the trucking industry. The Company's Class A common stock is traded on the NASDAQ Global Select under the symbol, "CVTI."

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, the statements relating to the estimated range of earnings per diluted share, including possible appellate action, on expected results are forward-looking statements.  Such items have not been subjected to all the review and audit procedures associated with the release of actual financial results and are premised on certain assumptions.  The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: estimates and adjusting entries made during the review and audit process; the success of any appeal and the calculation of damages, if any; differences between estimates used in establishing and adjusting accruals and reserves and actual results; changes in estimates for the cost of any appeal; the actual time period and interest rates that may apply to a final award or settlement, if any; and the completion of all review and audit procedures and preparation of financial statements in accordance with generally accepted accounting principles. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact: Richard B. Cribbs, Senior Vice President and Chief Financial Officer	(423) 463-3331
Richard.Cribbs@ctgcompanies.com

For copies of Company information contact:

Kim Perry, Administrative Assistant	(423) 463-3357
Kimberly.Perry@ctgcompanies.com

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